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                                                           Exhibit 99B(9)(a)(ii)

                                  AMENDMENT TO
                            ADMINISTRATION AGREEMENT

         This Amendment dated as of April 29, 1999, is entered into by TRAINER, WORTHAM FIRST MUTUAL FUNDS (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), the successor in interest to FPS SERVICES, INC. ("FPS").

         WHEREAS, the Company and FPS entered into an Administration Agreement dated as of july 25, 1996, which agreement was assigned to Investor Services Group effective February 23, 1998 (as amended and supplemented, the "Agreement");

         WHEREAS, the Company and Investor Services Group wish to amend the Agreement to revise certain schedules to the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I. Schedule C to the Agreement is hereby deleted in its entirtey and replaced with the attached Schedule C.

         II. Any references to out-of-pocket expenses in Schedule B to the Agreement shall be deleted and replaced with the attached Supplement to Schedule B.

         III. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                     TRAINER, WORTHAM FIRST MUTUAL FUNDS

                                     By: __________________________

                                     FIRST DATA INVESTOR SERVICES
                                     GROUP, INC.

                                     By: __________________________
                                              Kenneth J. Kempf
                                              Senior Vice President


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                                  Schedule "C"

IDENTIFICATION OF SERIES
------------------------

Below are listed the Series to which services under this Agreement are to be performed as of the date of this Amendment.

         TRAINER, WORTHAM FIRST MUTUAL FUNDS
         -----------------------------------

         First Mutual Fund
         Trainer, Wortham Total Return Bond Fund
         Trainer, Wortham California Intermediate Tax-Free Fund
         Trainer, Wortham Large-Cap Growth Fund


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                                  Supplement to
                                  Schedule "B"

OUT-OF-POCKET EXPENSES
----------------------

The Company shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

         -        Postage - direct pass through to the Fund

         - Telephone and telecommunication costs, including all lease, maintenance and line costs

         -        Shipping, Certified and Overnight mail and insurance

         - Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines

         -        Duplicating services

         -        Courier services

         -        Overtime, as approved by the Company

         -        Temporary staff, as approved by the Company

         -        Travel and entertainment, as approved by the Company

         - Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors

         -        Third party audit reviews

         -        Insurance

         -        Pricing services (or other services used to determine Fund
                  NAV)

         -        Vendor pricing comparison

         -        EDGAR filing fees

         - Such other expenses as are agreed to by Investor Services Group and the Company

         The Company agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Company will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Company and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

MISCELLANEOUS CHARGES
---------------------

The Company shall be charged for the following products and services as applicable:

         -        Ad hoc reports

         -        Ad hoc SQL time

         -        Manual Pricing

         -        Materials for Rule 15c-3 Presentations

         -        COLD Storage

         -        Digital Recording

         -        Microfiche/microfilm production

         -        Magnetic media tapes and freight

         - Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary